ASSET PURCHASE AGREEMENT


          This ASSET PURCHASE AGREEMENT dated
as of April 24, 2000 by and between LAMONTS
APPAREL, INC., a Delaware corporation
("Seller"), in its capacity as debtor-in-possession in Case No. 00-00045 (TTG) (the
"Bankruptcy Case") in the United States
Bankruptcy Court for the Western District of
Washington (the "Bankruptcy Court"), and
GOTTSCHALKS INC., a Delaware corporation
("Buyer").

              W I T N E S S E T H

          WHEREAS, subject to the terms and
conditions of this Agreement, Buyer desires to purchase, acquire and accept from Seller, and Seller desires to sell, assign, and transfer to Buyer, certain assets of Seller used in Seller's department store business and certain associated liabilities.

          NOW THEREFORE, in consideration of
the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer do hereby agree as follows:

                   ARTICLE I
                  DEFINITIONS

          1.1 General Provisions. For all purposes of this Agreement, except as otherwise expressly provided:

          (a) The terms defined in this Article I have the meanings assigned to them in this
Article I and include the plural as well as the singular.

(b) All accounting terms used herein have the meanings assigned to them under generally accepted accounting principles.
(c)  All references in this Agreement to
designated "Articles," "Sections" and other subdivisions and to "Exhibits," the
"Disclosure Schedule" and the "Buyer
Disclosure Schedule" are to the designated
Articles, Sections and other subdivisions of the body of this Agreement and to the Exhibits, the Disclosure Schedule and the Buyer Disclosure Schedule to this Agreement.
(d) Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.
(e)  The words "herein," "hereof" and
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof, unless otherwise expressly stated.
          1.2  Specific Provisions.  As used in this
Agreement the following definitions shall apply:

               (1) "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving
Seller or its subsidiaries: (a) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution or other similar transaction, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any portion of the Purchased
Assets or equity securities of Seller or any of its subsidiaries, in each instance whether in a single transaction or a series of related transactions, or any other transaction which could reasonably be expected to interfere with the consummation of the transactions contemplated by this Agreement, (b) any tender offer or exchange offer for the outstanding shares of capital stock of Seller or the filing of any registration statement in connection therewith, or (c) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

(2)  "Action" means any action, complaint,
petition, investigation, suit or other
proceeding, whether civil or criminal, in law or in equity, by or before any arbitrator or Governmental Entity, other than the Bankruptcy
Case.
(3)  "Agreement" means this Asset Purchase
Agreement, including all Exhibits hereto, the Disclosure Schedule and the Buyer Disclosure
Schedule, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.
(4)  "Approval" means any approval,
authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other person.
(5) "Approval Motion" means a motion pursuant to Sections 363 and 365 of the Bankruptcy Code for the approval by the Bankruptcy Court of the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby, including, but not limited to, the sale of the Purchased Assets by Seller to Buyer in accordance with the terms and conditions of this Agreement.
(6)  "Approval Order" means a final,
unappealable order of the Bankruptcy Court granting the Approval Motion which order has not been amended, modified or stayed.
(7) "Assumed Contracts" means the contracts, agreements and leases of equipment, machinery, installations and other personal property listed in Section 1.2(7) of the Disclosure
Schedule.
(8)  "Assumed Liabilities" is defined in
Section 2.2.
(9)  "Assumed Mall Agreements" means the Mall
Agreements listed in Section 1.2(9) of the Disclosure Schedule.
(10) "Bankruptcy Case" is defined in the preamble hereto.
(11) "Bankruptcy Code" means Title 11 of the
United States Code.
(12) "Bankruptcy Court" is defined in the preamble hereto.
(13) "Business" means the department store business of Seller.
(14) "Business Day" means any day other than a Saturday, Sunday or a day on which banks in the State of Washington are generally closed for regular banking business.
(15) "Cash Portion" is defined in Section 3.1.
(16) "Closing" is defined in Section 3.2.
(17) "Closing Date" means the date of the Closing.
(18) "Code" means the Internal Revenue Code of
1986, as amended.
(19) "Employee Plan" is defined in Section
4.10(a).
(20) "Encumbrance" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
(21) "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended, and related regulations and published interpretations.
(22) "Excluded Assets" is defined in Section
2.3.
(23) "Excluded Liabilities" is defined in
Section 2.3.
(24) "Governmental Entity" means any
government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
(25) "Hart-Scott-Rodino Act" means the Hart-
Scott-Rodino Antitrust Improvements Act of
1976, as amended, and related regulations and published interpretations.
(26) "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.
(27) "Law" means any constitutional provision, statute, ordinance or other law, rule, regulation, or interpretation of any
Governmental Entity and any Order.
(28) "Leases" means the leases of real
property listed in Section 1.2(28) of the Disclosure Schedule.

 (29) "Letter of Intent" means that certain letter agreement dated April 12, 2000 by and between Buyer and Seller.

(30) "Loss" means any claim, cost, damage, expense, judgment, liability, loss, obligation, penalty or settlement including, but not limited to, penalties and reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement.
(31) "Mall Agreement" means any reciprocal easement agreement, development agreement, agreement of covenants, conditions and restrictions, or other such agreement among (or binding on) tenants or owners of portions of any mall, shopping center or other development at which real property leased under the Leases is located which is binding on or benefits Seller.

(32) "Minimum Overbid Proposal" means a bona fide Acquisition Proposal (or combination of Acquisition Proposals) for the acquisition of not less than 75% (in number) of the Leases that offers cash consideration at least
$1,900,000 in excess of the Cash Portion, and is otherwise on terms and conditions
(including, but not limited to, conditions to closing and timing of closing) substantially the same as, and in any event no less favorable to Seller than, those set forth in this Agreement.
(33) "Order" means any decree, injunction, judgment, order, ruling, assessment or writ issued by any Governmental Entity.

(34) "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.
(35) "Purchased Assets" is defined in Section
2.1.
(36) "Stores" means Seller's department
stores, all of which are listed in Section
1.2(36) of the Disclosure Schedule.

(37) "Tax" or "Taxes" means all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, business and occupation, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added or minimum tax, or any other tax, custom, duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity.

(38) "Total Purchase Price" is defined in
Section 3.1.
(39) "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988.

                  ARTICLE II
  PURCHASE AND SALE OF ASSETS; ASSUMPTION OF
                  LIABILITIES

          2.1 Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to each of the following assets (the
"Purchased Assets"):

          (a)  Except for such as constitute inventory
held for sale in the ordinary course of
business consistent with past practice and except for materials and supplies that are consumed during the period between the date hereof and the Closing Date in the ordinary course of business consistent with past practice, all of Seller's machinery, equipment, installations, furniture, tools, spare parts, supplies, maintenance equipment and supplies, materials, deposits relating to the foregoing and other items of personal property of every kind and description owned by Seller and located, as of the date hereof, at the Stores including, but not limited to, those items listed in Section 2.1(a) of the Disclosure Schedule.

(b)  The Leases.

(c) All of Seller's store fixtures, shelving and business fixtures and all storage and office facilities owned by Seller and located on the real property leased under the Leases.
(d)  The Assumed Contracts.
(e)  The Assumed Mall Agreements.
(f)  All of Seller's licenses, permits,
variances, interim permits, permit
applications, approvals, consents,
certifications, qualifications and other authorizations under any law, statute, rule, regulation, order or ordinance applicable to the Business or otherwise required by any Governmental Entity in connection with the Business or operations of the Business that may be assigned or transferred by Seller.
(g) All claims of Seller under any insurance policies (and proceeds therefrom) covering any of the Purchased Assets or any of the Assumed
Liabilities.
(h)  Originals or copies, at Seller's
election, of Seller's information, books and records relating to the Business (other than customer lists and files), including but not limited to all product files, software, confidential information (to the extent that the same may be disclosed to Buyer under applicable Law), price lists, marketing information, sales records, property and excise tax, historical and financial records and files, all blueprints, building specifications and "as built" plans, all personnel and labor relations records relating to Seller's employees hired by Buyer (to the extent that the same may be transferred to Buyer under applicable Law), all environmental control, monitoring and test records, all facility cost records, all maintenance and production records, all plats and surveys of the real property leased under the Leases and all plans and designs of buildings, structures, fixtures and equipment.
          2.2  Assumed Liabilities.  Subject to the
terms and conditions of this Agreement, at the Closing, Buyer shall assume only the following liabilities and obligations (the "Assumed
Liabilities"):

          (a) Seller's obligations to perform under the Leases, but only if and to the extent that the same arise after the Closing Date.

(b) Seller's obligations to perform under the Assumed Mall Agreements, but only if and to the extent that the same arise after the Closing Date.
(c) Seller's obligations to perform under the Assumed Contracts, but only if and to the extent that the same arise after the Closing
Date or are required to be discharged by Buyer under the terms of Section 3.5.
          2.3  No Other Assets Purchased or Liabilities
Assumed. Buyer shall not purchase, acquire or accept from Seller any assets of Seller other than the Purchased Assets (all such other assets of Seller being the "Excluded Assets").
Buyer shall not assume, shall not take subject to and shall not be liable for any liabilities or obligations of any kind or nature whatsoever, whether absolute, contingent, accrued, known or unknown, of Seller other than the Assumed Liabilities (all such other liabilities of Seller being the "Excluded
Liabilities").

                  ARTICLE III
            PURCHASE PRICE; CLOSING

          3.1  Total Purchase Price; Cash Portion;
Allocation.  The total purchase price (the
"Total Purchase Price") to be paid to Seller by Buyer for the Purchased Assets shall be (a) the assumption of the Assumed Liabilities, plus (b) $19,000,000 in cash (the "Cash
Portion"). Buyer and Seller agree that the Total Purchase Price , including amounts attributable to the Assumed Liabilities, shall be allocated in accordance with the requirements of Section 1060(a) of the Code, which allocation shall be made in good faith by Buyer as prescribed by the Code and Treasury Regulations thereunder and followed by both Buyer and Seller in the preparation of their respective Tax returns.

          3.2  Closing.  The consummation of the
purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities pursuant to this Agreement (the "Closing") shall be held at the offices of Ryan, Swanson
& Cleveland, PLLC, 1201 Third Avenue, Suite
3400, Seattle, Washington  98101-3034, on July
24, 2000; provided, however, that if any of the conditions specified in Articles VII, VIII and IX (other than conditions that can only be satisfied on the Closing Date) shall not have been satisfied at such date, the Closing shall be held on the fifth Business Day following the first date on which such conditions shall have been satisfied, or such other date as Seller and Buyer may agree.

          3.3  Items to be Delivered at the Closing by
Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

          (a)  An executed Bill of Sale and Assignment
in the form of Exhibit A.

          (b) Subject to the provisions of Section 3.5, an executed Assignment and Assumption
Agreement with respect to the Assumed
Contracts and the Assumed Mall Agreements in the form of Exhibit B.
          (c)  An executed Lease Assignment and
Assumption Agreement with respect to the Leases in the form of Exhibit C.
          (d)  If and to the extent obtained, executed
landlord consent and estoppel statements, landlord lien waivers and subordination, nondisturbance and attornment agreements with respect to each of the Leases and the Assumed
Mall Agreements, as described in Section
6.4(b).
         (e)  Such other instruments of transfer
necessary or appropriate to transfer to and vest in Buyer all of Seller's right, title and interest in and to the Purchased Assets.
         (f)  Such other certificates and other
documents as are specified herein as then deliverable by Seller.
          3.4  Items to be Delivered at the Closing by
Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

          (a)  The Cash Portion, by wire transfer of
immediately available funds to an account designated by Seller.

(b) Subject to the provisions of Section 3.5, an executed Assignment and Assumption
Agreement with respect to the Assumed
Contracts and the Assumed Mall Agreements in the form of Exhibit B.
(c)  An executed Lease Assignment and
Assumption Agreement with respect to the Leases in the form of Exhibit C.
(d)  Such other certificates and other
documents as are specified herein as then deliverable by Buyer.
          3.5  Circumstances Under Which Certain Assumed
Contracts May Be Excluded.

          (a) Section 4.2(a) of the Disclosure Schedule includes a list of Seller defaults under or with respect to the Assumed Contracts. Buyer has agreed, pursuant to Section 6.4(d), if the Closing occurs, to make the payments to the parties and in the amounts specified with respect to each of the Assumed Contracts listed in Section 4.2(a) of the Disclosure
Schedule immediately prior to the Closing in order to cure such defaults so that such Assumed Contract may be assumed by Seller and assigned to Buyer at the Closing.

(b)  If and as received by Seller, Seller
shall promptly provide to Buyer copies of each Statement of Default (as defined in the Approval Motion) with respect to an Assumed
Contract that alleges any defaults that are greater than those disclosed with respect to such Assumed Contract in Section 4.2(a) of the Disclosure Schedule. Notwithstanding any other provision of this Agreement, in the event that any such Statement of Default with respect to an Assumed Contract is received, then Buyer may, in its sole discretion, by notice to Seller given not less than one
Business Day prior to the date of the hearing on the Approval Motion, elect to exclude such Assumed Contract from the Closing, in which event such Assumed Contract shall no longer be an Assumed Contract within the meaning of this Agreement.
                  ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as otherwise indicated in the
Disclosure Schedule by specific reference to the Section and statement intended to be qualified, Seller represents and warrants to Buyer as follows:

          4.1 Organization and Related Matters. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all necessary corporate power and, upon receipt of the Approval Order, will have all necessary corporate authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

          4.2  Leases, Mall Agreements and Assumed
Contracts.

          (a)  Each of the Mall Agreements known to
Seller is listed in Section 1.2(9) of the Disclosure Schedule. True, correct and complete copies of each of the Leases, the Assumed Mall Agreements and the Assumed
Contracts, including any and all amendments, modifications or supplements thereto, have been provided to Buyer. Each Lease, each Assumed Mall Agreement and each Assumed
Contract is valid and in full force and
effect, Seller has duly performed all of its obligations thereunder to the extent that such obligations to perform have accrued, and, with respect to the Assumed Contracts, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by Seller has occurred or will occur as a result of the execution, delivery and performance of this Agreement, and, with respect to the Leases and the Assumed Mall
Agreements, at and upon the Closing there will be no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default by Seller thereunder. To
Seller's best knowledge, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any Lease, Assumed Mall Agreement or Assumed
Contract by any party thereto other than Seller has occurred or will occur as a result of the execution, delivery and performance of this Agreement. Assuming the Approval Order is obtained, the consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller under any Lease, Assumed Mall Agreement or Assumed Contract.

(b)  Section 1.2(28) of the Disclosure
Schedule accurately sets forth the term of each Lease. Except as indicated in Section
1.2(28) of the Disclosure Schedule, there are no deposits held by the landlord under any of the Leases. Seller has accepted possession of each property leased under a Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest thereunder. Except for proofs of claim filed in the Bankruptcy Case, no lessor has asserted a defense to, or offset or claim against, its obligations under any Lease, and all such defenses, offsets and claims will be remedied or cured upon receipt of the Approval
Order. Seller has not paid any rent under any Lease more than one month in advance. All space and improvements leased by Seller have been fully and satisfactorily completed and furnished in accordance with the provisions of each Lease. There are no brokerage or leasing fees or commissions or other compensation that will be due or payable by Buyer on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of any of the Leases and no such fees, commissions or other compensation shall, by reason of any existing agreement, become due during the terms of any of the Leases or with respect to any renewal or extension thereof or the leasing of additional space by Seller. There are no outstanding contracts made by or on behalf of Seller for the construction or repair of any improvements to any of the properties leased under the Leases
(including, without limitation, tenant
improvements) that have not been fully paid for.
          4.3  Title.  Seller has good and marketable
title to each of the Purchased Assets, free and clear of any Encumbrances. Assuming that the Approval Order is obtained, Seller has all right, power and authority to sell, convey, assign, transfer and deliver the Purchased
Assets to Buyer in accordance with the terms of this Agreement. At the Closing, Buyer will acquire good title to and complete ownership of the Purchased Assets, free and clear of any Encumbrances.

          4.4  Authorization; No Conflicts.  The
execution, delivery and performance of this Agreement and any related agreements by Seller have been duly and validly authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. Upon issuance of the Approval Order, this Agreement and any related agreements will constitute the legally valid and binding obligation of Seller, enforceable against it in accordance with their terms except as such enforceability may be limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Assuming issuance of the Approval Order, the execution, delivery and performance of this Agreement by Seller and the execution, delivery and performance of any related agreements by Seller will not (a) violate or constitute a breach or default
(whether upon lapse of time and/or the
occurrence of any act or event or otherwise) under, the Certificate of Incorporation and Bylaws of Seller, (b) constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Lease, Assumed Mall Agreement or
Assumed Contract or result in the imposition of any Encumbrance against any of the Purchased Assets or (c) violate any Law applicable to Buyer. Section 4.4 of the Disclosure Schedule lists all Approvals and Permits required to be obtained by Seller to consummate the transactions contemplated by this Agreement. Except for matters indicated in Section 4.4 of the Disclosure Schedule as requiring that certain actions be taken by or with respect to a third party or Governmental
Entity, the execution and delivery of this Agreement by Seller and the performance of this Agreement and any related agreements by Seller will not require any notice to, filing or registration with, or the issuance of any Permit by, any third party or Governmental
Entity under the terms of any applicable Laws, the Leases, the Assumed Mall Agreements or the Assumed Contracts.

          4.5  Condition of Property.  Each of the
Purchased Assets that is an item of personal property of Seller, and all of the personal property leased to Seller pursuant to any Assumed Contract, is in all material respects in a reasonable and prudent state of maintenance and repair, has in all material respects been regularly and appropriately maintained, repaired and replaced, and is not in any material respect defective except for ordinary wear and tear. All of the real property leased to Seller pursuant to the Leases is in all material respects in a reasonable and prudent state of maintenance and repair and has no material physical, structural, or mechanical defects (including, without limitation, material defects in the plumbing, heating, sprinkler, air conditioning, ventilation and electrical systems and roof). In all material respects, each of the Purchased Assets that is an item of personal property of Seller, all personal property or equipment leased to Seller under any Assumed Contract and all store fixtures located on the real property leased under any of the Leases are located on or at premises leased under one or more of the Leases.

          4.6  Legal Proceedings; Labor Matters.
Section 4.6 of the Disclosure Schedule sets forth a true and complete list of all Actions
(other than routine collection matters in the ordinary course of business consistent with past practice) to which Seller is a party.
Seller is not in default under any Order.
There is no organized labor strike, dispute, slowdown or stoppage, or collective bargaining or unfair labor practice claim, pending or to the best knowledge of Seller threatened, against or affecting Seller or the Business.

          4.7  Insurance.  Section 4.7 of the Disclosure
Schedule sets forth a true and complete list of all insurance policies and all self-insurance arrangements administered by Seller covering the ownership and operations of the Purchased Assets.

          4.8  Permits.  Section 4.8 of the Disclosure
Schedule sets forth a true and complete list of all Permits owned or held by Seller in connection with the ownership of the Purchased
Assets, all of which are in effect and in good standing.

          4.9  Compliance with Law; Environmental
Matters.  Seller is organized and has
conducted the Business in accordance with applicable Laws, including environmental Laws.
Seller has not received any communication from a Governmental Entity that alleges that Seller is not in compliance with all applicable Laws, including environmental Laws. To Seller's best knowledge, no Hazardous Substances are located on any of the real property leased to Seller under the Leases. Seller has not generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance which is regulated or prohibited by any Law, or has created or might reasonably be expected to create any liability under any Law or which would require reporting to or notification of any Governmental Entity.
There has not been any generation, use,
transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or Seller's use of any real property leased to Seller under the Leases or to the best knowledge of Seller any nearby or adjacent properties that is regulated or prohibited by any Law, or has created or might reasonably be expected to create any liability under any Law or which would require reporting to or notification of any Governmental Entity. To
Seller's best knowledge, no asbestos, lead-based paint or polychlorinated biphenyl or storage tank (aboveground or underground) is contained in or located at any of the real property leased to Seller under the Leases.

          4.10 Employee Benefits.

          (a)  Section 4.10(a) of the Disclosure
Schedule lists (by employer or by plan
sponsor, as applicable) all employee benefit plans and collective bargaining, employment, retention or severance agreements and other similar arrangements to which Seller is a party or contributes that are (a) profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plans, agreements or arrangements,
(b) plans, agreements or arrangements
providing for material "fringe benefits" or perquisites to employees, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, workers' compensation, medical, dental, hospitalization, life insurance and other types of insurance, (c) employment agreements not terminable on 30 days (or less) written notice or terminable at will by the employer without penalty, or (d) other "employee benefit plans" (within the meaning of Section 3(3) of ERISA) (each of the foregoing being a "Employee Plan").

(b)  Seller has provided to Buyer true and
complete copies of all documents and summary plan descriptions with respect to the Employee
Plans, including, but not limited to the plan and trust documents or summary descriptions of any Employee Plans not otherwise in writing, Form 5500 for the most recent three years filed for each Employee Plan subject to such filing requirement, including all required schedules, and the most recent Internal
Revenue Service determination letter for each Employee Plan which is intended to constitute a qualified plan under Section 401 of the Code.
(c)  There are no negotiations, demands or
proposals that are pending or have been made which concern matters now covered, or that would be covered, by the Employee Plans.
(d) Except as required under Section 4980B of the Code, Seller has no obligation to provide health or other welfare benefits to any employee following termination of employment.
Section 4.10(d) of the Disclosure Schedule sets forth (i) a list (including the name, gender, age and, where applicable, relationship to or with the employee or former employee) of all "qualified beneficiaries" as defined in Section 4980B of the Code, (ii) such additional information as would be required to be provided to an insurance carrier in order for Buyer to obtain health insurance coverage for such individuals, and
(iii) Seller's total actual costs incurred for claims under COBRA continuation coverage during the preceding three years.
(e)  Except as otherwise provided herein, no
event has occurred that will result in
liability to Buyer under or with respect to any Employee Plan.
(f) Seller has classified all individuals who perform services for Seller correctly under the Employee Plans, ERISA and the Code as common law employees, independent contractors or leased employees.
(g)  No Employee Plan is a "multi employer
plan" within the meaning of Section 3(37) of ERISA. Neither Seller nor any ERISA Affiliate has ever had an obligation to contribute to a "multiemployer plan" within the meaning of
Section 3(37) of ERISA.  The term "ERISA
Affiliate" means any trade or business
(whether or not incorporated) that is or was a member of a group of which the Seller is or was a member and which is or was under common control or treated as a single employer with Seller within the meaning of Section 414 (b),
(c), (m) or (o) of the Code.
          4.11 Year 2000 Compliance. Seller has taken steps to review identify and analyze its computer software and hardware used in the conduct of the Business to determine its year
2000 compliance. Such computer software and hardware is year 2000 compliant. As used herein, the term "year 2000 compliance" means the ability unambiguously to handle date information before, at and after January 1, 2000 and to function without interruption before, at and after January 1, 2000.

          4.12 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions except for The Buxbaum
Group, whose fees and expenses will be paid by Seller.

                   ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF BUYER

          Except as otherwise indicated in the
Buyer Disclosure Schedule by specific
reference to the Section and matter intended to be qualified, Buyer represents and warrants to Seller as follows:

          5.1 Organization and Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

          5.2  Authorization; No Conflicts.  The
execution, delivery and performance of this Agreement and any related agreements by Buyer have been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement and any related agreements constitute the legally valid and binding obligation of Buyer, enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally
(including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance of this Agreement by Buyer and the execution, delivery and performance of any related agreements by Buyer will not (a) violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the Certificate of Incorporation and Bylaws of Buyer,
(b) constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any contract, lease or other agreement to which Buyer is a party or by which it is bound or
(c) violate any Law applicable to Buyer.
Section 5.2 of the Buyer Disclosure
Schedule lists all Approvals and Permits required to be obtained by Buyer to consummate the transactions contemplated by this
Agreement.  Except for matters indicated in
Section 5.2 of the Buyer Disclosure
Schedule as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Buyer and the performance of this Agreement and any related agreements by Buyer will not require any notice to, filing or registration with, or the issuance of any Permit by, any third party or Governmental Entity under the terms of any applicable Laws or any contract, lease or other agreement to which Buyer is a party or by which it is bound.

          5.3  Ability to Perform.  No Action or Order
is outstanding, pending or, to the best
knowledge of Buyer, threatened against Buyer or its business or assets that reasonably could be expected to affect Buyer's right, capacity or ability to carry out the terms of and perform its obligations under this Agreement. Buyer has received commitment letters (copies of which have been provided to Seller) from lenders with respect to the financing of Buyer's payment of the Cash
Portion.  Receipt of the consent of Congress
Financial Corporation described in Paragraph
2, Section 5.2 of the Buyer Disclosure
Schedule is not a requirement of or condition to Closing.

          5.4 No Brokers or Finders. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of Buyer or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions except for Lehman Brothers Inc., whose fees and expenses will be paid by Buyer.

                  ARTICLE VI
               INTERIM COVENANTS

          6.1  Access.  Seller will authorize and permit
Buyer and its representatives (which term shall be deemed to include its independent accountants and outside legal counsel) to have reasonable access during normal business hours to all of the books and records of the Business and all other information with respect to the conduct of the Business as Buyer may from time to time reasonably request for the purposes of familiarizing itself with the Business, the Purchased Assets or the Assumed Liabilities and obtaining any necessary Approvals or Permits required for the consummation of the transactions contemplated by this Agreement.

          6.2  Notice of Certain Developments.  Each of
Seller and Buyer shall promptly notify the other of them in writing of all events, circumstances, facts and occurrences, whether arising prior to or subsequent to the date of this Agreement, that will or are reasonably likely to result in any breach of a representation or warranty or covenant made by the notifying party in this Agreement or any failure to be satisfied of any condition to the obligations of the party receiving such notice under this Agreement.

          6.3  Conduct of Business.  Seller shall not,
without the prior written consent of Buyer:

          (a)  Amend, terminate, fail to renew or
renegotiate any Lease, Assumed Mall Agreement or Assumed Contract or default (or take or omit to take any action that with or without the giving of notice or passage of time or both, would constitute a default) in any of its obligations under any Lease, Assumed Mall
Agreement or Assumed Contract.

          (b)  Sell, transfer, mortgage, encumber or
otherwise dispose of any of the Purchased
Assets.

(c)  Terminate or fail to renew any existing
insurance coverage covering any of the
Purchased Assets or any of the Assumed
Liabilities.
(d)  Terminate, amend or fail to renew or
preserve any Permits.
(e)  Fail to maintain or repair any Purchased
Asset in accordance with reasonable and
prudent maintenance and repair procedures.
(f)  Agree to or make any commitment to take
any action that is or would be prohibited by this Section 6.3.
          (g)  Fail to make any and all
payments required of Seller under the Leases, the Assumed Contracts and the Assumed Mall
Agreements for the period between the filing of the petition initiating the Bankruptcy Case to the Closing.

          6.4  Permits and Approvals; Lease and Mall
Agreement Cure Payments.

          (a) Each of the parties shall, as promptly as practicable (except with respect to filings required under the Hart-Scott-Rodino Act, which each of the parties shall prepare, submit and file promptly following receipt of the Approval Order), prepare, submit and file
(or cause to be prepared, submitted and filed) all applications, notices and requests for, and shall use all reasonable efforts to obtain as promptly as practicable, all Permits and Approvals of all Governmental Entities that, with respect to Seller, are listed in Section
4.4 of the Disclosure Schedule, and with respect to Buyer, are listed in Section 5.2 of the Buyer Disclosure Schedule, and will cooperate fully with each other in promptly seeking to obtain all such Permits and Approvals. Without limiting the foregoing,
Seller shall, not later than three Business
Days after receipt of Buyer's approval
thereof, file the Approval Motion with the Bankruptcy Court.

(b)  Seller shall prepare and give promptly
all such notices to third parties and use all commercially reasonable efforts to obtain such third party Approvals as are listed in
Section 4.4 of the Disclosure Schedule. Buyer shall prepare and give promptly all such notices to third parties and use all commercially reasonable efforts to obtain such third party Approvals as are listed in
Section 5.2 of the Buyer Disclosure Schedule.
Seller shall use commercially reasonable efforts to obtain executed lessor estoppel certificates, in the form of Exhibit D hereto, and executed landlord agreements, in the form of Exhibit E hereto, from each lessor under a Lease, and executed estoppel certificates, in the form of Exhibit F hereto, from each person which is known by Seller to be a party to an Assumed Mall Agreement other than Seller.
Seller shall use commercially reasonable efforts to obtain executed subordination, nondisturbance and attornment agreements, in the form of Exhibit G hereto, with respect to all Leases executed by the person holding the subject encumbrance and the lessor under the subject Lease. Seller shall use commercially reasonable efforts to obtain and furnish to Buyer any and all certificate(s) of occupancy or similar documents required from any Governmental Entity in connection with Buyer's possession of the real property leased under the Leases. Buyer acknowledges that for purposes of this Section 6.4(b) "all commercially reasonable efforts" do not include making out-of-pocket money payments, granting of concessions or accommodations or provision of other out-of-pocket consideration.
(c)  Buyer shall pay the fees of any Hart-
Scott-Rodino Act filing. Each of the parties shall bear its own costs and expenses incurred or other fees paid to Governmental Entities to obtain the Approvals and Permits referred to in this Section 6.4.
(d)  Seller shall be responsible for, and at
or prior to the Closing shall take all actions necessary to cure all breaches or defaults under the Leases and the Assumed Mall
Agreements that are required by the Approval
Order to be cured. Subject to the provisions of Section 3.5, if the Closing occurs, Buyer shall be responsible for, and at or prior to the Closing shall take all actions necessary to cure the defaults under the Assumed
Contracts that are required by the Approval
Order to be cured.
(e)  The parties acknowledge and agree that
neither of them shall comply with any of the requirements of any bulk sales or transfer law.
          6.5  Prorations; Sales and Transfer Taxes.

          (a) At the Closing, any and all real estate, leasehold and personal property taxes paid or payable in 2000, payments made by or due from Seller under the Leases, the Assumed Contracts and the Assumed Mall Agreements for the period between the filing of the petition initiating the Bankruptcy Case to the Closing, and utility, water, sewer and similar charges, shall be apportioned and prorated between Seller and Buyer as of the Closing Date, with Seller to pay and be responsible for all of the foregoing as relate to periods ending on or prior to the Closing Date, and Buyer to pay and be responsible for all of the foregoing as relate to periods beginning after the Closing
Date.

(b)  Seller shall pay and be responsible for
any and all real property excise or transfer
Taxes, if any, and Buyer shall pay and be responsible for any and all sales, use, personal property excise, leasehold, personal property transfer or other similar Taxes, if any, imposed on or in connection with the sale or transfer of the Purchased Assets to, and the assumption of the Assumed Liabilities by, Buyer pursuant to this Agreement. Any and all registration, filing or recording fees or costs, if any, shall be paid by and be the responsibility of Buyer.
          6.6  Certain Employee Matters.

          (a) Not later than May 14, 2000, Buyer shall deliver to Seller a list of those employees of Seller to whom Buyer desires to offer employment on the Closing Date. On the Closing Date, Buyer shall offer employment commencing on the first Business Day after the Closing Date and on an "at will" basis to those employees listed in such notice.

(b)  Seller shall comply with the provisions
of the WARN Act with respect to any
termination of its employees, and shall
provide terminated employees with all legally required notices relating to the Employee
Plans.
(c)  Buyer agrees to offer "COBRA Continuation
Coverage" under a group health plan or
insurance policy maintained by or issued to Buyer to each "M&A Qualified Beneficiary" of
Seller beginning on the later of the Closing
Date or the date the "Selling Group" which includes Seller ceases to provide any group health plan to any employee. The term "COBRA
Continuation Coverage" shall have the meaning set forth in Treasury Regulations Section
54.4980B-5 Q&A-1.  The terms "M&A Qualified
Beneficiary" and "Selling Group" shall have the meanings set forth in Proposed Treasury
Regulations Sections 54.4980B-9 Q&A-4 and Q&A-
3 respectively.
          6.7  Acquisition Proposals; Minimum Overbid
Proposals; Expense Reimbursement. Seller shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties regarding any Acquisition Proposal. From the date of this Agreement until the Closing Date or the termination of this Agreement pursuant to Section 10.1, Seller shall not and shall not permit any of its subsidiaries, or any of its or their officers, directors, employees, representatives, agents, or affiliates, including, without limitation, any investment banker, attorney or accountant retained by Seller or any of its subsidiaries
(collectively, "Representatives"), to,
directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate (except by way of furnishing information, but then only by Seller's special reorganization counsel), any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to an Acquisition Proposal
(as defined below), or (ii) enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition
Proposal, or (iii) agree to, approve,
recommend, or endorse any Acquisition
Proposal, or authorize or permit any of its subsidiaries or Representatives to take any such action, and Seller shall promptly notify
Buyer of any such inquiries and proposals received by Seller or any of its subsidiaries or Representatives, relating to any of such matters; provided, however, that Seller may, if and only Seller has complied with the provisions of subsection 6.7(i) above, in response to a Minimum Overbid Proposal, furnish information to, or engage in discussions or negotiations with, the proponent of such Minimum Overbid Proposal.
Prior to furnishing any information to any person, Seller shall cause Seller's special reorganization counsel to give written notice to Buyer to the effect that it intends to furnish information to such person, which notice shall identify the recipient and describe the information to be provided.
Prior to entering into discussions or
negotiations with any person concerning any Acquisition Proposal, Seller shall give written notice to Buyer to the effect that it intends to enter into discussions or negotiations with such person, which notice shall describe in detail the nature and terms of the Acquisition Proposal. Seller shall keep Buyer fully and timely informed of the status of any discussions or negotiations relating to any Acquisition Proposal.

          ARTICLE VII

   GENERAL CONDITIONS TO OBLIGATIONS OF THE
                    PARTIES

          7.1  General Conditions.  The obligations of
the parties to effect the Closing shall be subject to the following conditions unless waived in writing by all parties:

          (a)  No Orders; Legal Proceedings.  No Law or
Order shall have been enacted, entered,
issued, promulgated or enforced by any
Governmental Entity, nor shall any Action have been instituted and remain pending by any Governmental Entity at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this
Agreement. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such
Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the otherwise timely Closing.

(b)  Governmental Approvals.  The Approval
Order and all other Permits from and Approvals of Governmental Entities that are listed in
Section 4.4 of the Disclosure Schedule and
Section 5.2 of the Buyer Disclosure Schedule shall have been received or obtained on or prior to the Closing Date, and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated, in each instance without the imposition of any material condition or restriction upon Buyer.


                 ARTICLE VIII
      CONDITIONS TO OBLIGATIONS OF BUYER

          8.1 Conditions to Obligations of Buyer. The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

          (a)  Representations and Warranties and
Covenants of Seller. The representations and warranties of Seller set forth in Section 4.5 shall be true and correct and the other representations and warranties of Seller set forth in Article IV shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, Seller shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing
Date, and Seller shall have delivered to Buyer a certificate of Seller dated the Closing Date and signed by the Chief Executive Officer of Seller to such effect.

          (b) Condition of Stores. The Stores shall be in suitable condition for possession to be transferred to Buyer. The Stores shall be in all material respects free of dirt, rubbish and debris.

                  ARTICLE IX
      CONDITIONS TO OBLIGATIONS OF SELLER

          9.1 Conditions to Obligations of Seller. The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Seller:

          (a)  Representations and Warranties and
Covenants of Buyer. The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time, Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller a certificate of Buyer dated the Closing Date and signed by the Chief Executive Officer of Buyer.

                   ARTICLE X
     TERMINATION OF OBLIGATIONS; SURVIVAL

          10.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate at the close of business on August 31, 2000 unless extended by mutual consent in writing of the parties and may otherwise be terminated at any time before the Closing as follows and in no other manner:

          (a)  Mutual Consent.  By mutual consent in
writing of the parties.

(b)  Conditions to Buyer's Performance
Impossible. By Buyer upon written notice to Seller if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Article VII or VIII.
(c)  Conditions to Seller' Performance
Impossible. By Seller upon written notice to Buyer if any event occurs which would render impossible the satisfaction of one or more conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement as set forth in Article VII or IX.
(d)  Material Breach.  By Buyer on the one
hand, and Seller on the other hand, by written notice to the other of them, if there has been a material misrepresentation or material breach on the part of the other in its representations, warranties or covenants set forth herein; provided, however, that with respect to any misrepresentation or breach of any provision of this Agreement other than
Section 6.7, if such misrepresentation or breach is susceptible to cure, the breaching party shall have ten Business Days after receipt of notice from the other party of its intention to terminate this Agreement pursuant to this Section 10.1 if such misrepresentation or breach continues in which to cure such misrepresentation or breach before the other party may so terminate this Agreement.
          (e)  Acquisition Proposal.  By Buyer by
written notice to Seller if Seller shall have entered into any agreement with respect to an Acquisition Proposal, or Seller shall have engaged in discussions or negotiations with the proponent of any Acquisition Proposal and such discussions or negotiations shall have continued for more than 15 Business Days.

          10.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to
Section 10.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another except as set forth in this Section
10.2.  The obligations of the parties
contained in this Section 10.2 shall survive any termination of this Agreement pursuant to
Section 10.1.  A termination under
Section 10.1 shall not relieve any party of any liability for a breach of any provision of this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach.

          10.3 Survival of Representations and
Warranties.  The representations and
warranties of Seller and of Buyer contained in this Agreement shall expire upon the Closing.

                  ARTICLE XI
                    GENERAL

          11.1 Amendments; Waivers. This Agreement and any Schedule or Exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          11.2 Disclosure Schedule; Buyer Disclosure
Schedule; Exhibits; Integration.  The
Disclosure Schedule, the Buyer Disclosure
Schedule and each Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although the Disclosure Schedule and the Buyer Disclosure Schedule need not be attached to each copy of this Agreement. This
Agreement, together with the Disclosure
Schedule, the Buyer Disclosure Schedule and such Exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith including, but not limited to, the Letter of Intent.

          11.3 Best Efforts; Further Assurances; Power of Attorney. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be reasonably necessary to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          11.4 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed in such State and without regard to conflicts of law doctrines. Each of the parties recognizes and consents to the continuing jurisdiction of the Bankruptcy Court over any Action, controversy, claim or dispute arising out of or relating to this Agreement or the transactions contemplated hereby.

          11.5 No Assignment. Neither this Agreement nor any related agreements nor any rights or obligations under any of them shall be assignable by any of the parties hereto.
Notwithstanding the foregoing, Buyer may assign its rights and obligations hereunder to any wholly owned subsidiary of Buyer, provided that Buyer shall nevertheless remain liable to Seller for the performance of Buyer's obligations hereunder.

          11.6 Headings. The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11.7 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts, all of which shall constitute one and the same agreement (or other document).

          11.8 Publicity and Reports. The parties shall coordinate all publicity relating to the transactions contemplated by this Agreement, and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement without obtaining the prior consent of both
Seller and Buyer (which consent shall not be unreasonably withheld or delayed), except to the extent that independent legal counsel to Seller or Buyer, as the case may be, shall have advised its client that a particular action is required by applicable Law.

          11.9 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

          11.10     Notices.  Any notice or other
communication hereunder must be given in writing and (a) delivered in person,
(b) transmitted by telex, telefax or
telecommunications mechanism, provided that any notice so given is also mailed or sent as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested or sent by reputable overnight courier as follows:

          If to Buyer, addressed to:

          Gottschalks Inc.
          7 River Park Place East
          P.O. Box 28920
          Fresno, CA  93729
          Telecopy: 559-434-4666
          Attention: Warren L. Williams, Esq.

          With copies to:

          O'Melveny & Myers LLP
          400 South Hope St., 15th Floor
          Los Angeles, CA 90071-2899
          Telecopy: 213-430-6407
          Attention: Avery R. Brown, Esq.
                    Charles C. Wolf, Esq.

          If to Seller, addressed to:

          Lamonts Apparel, Inc.
          12413 Willows Road N.E.
          Kirkland, WA  98034
          Telecopy: 425-814-9749
          Attention: Debbie A. Brownfield

          With copies to:

          Heller Ehrman White & McAuliffe LLP
          701 Fifth Avenue, Suite 6100
          Seattle, WA  98104-7098
          Telecopy: 206-447-0849
          Attention: Bruce M. Pym, Esq.

          and

          Stutman, Treister & Glatt,
          Professional
          Corporation
          3699 Wilshire Boulevard, Suite 900
          Los Angeles, CA  90010
          Telecopy: 213-251-5288
          Attention: Eve H. Karasik, Esq.

          and

          Kronish Lieb Weiner & Hellman LLP
          1114 Avenue of the Americas
          New York, NY  10036-7798
          Telecopy:  212-479-6275
          Attention: Lawrence C. Gottlieb

or to such other address or to such other person as either party shall have last designated by such notice to the other party.
Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number specified in (or pursuant to) this Section 11.10 and an appropriate answerback is received, (ii) if given by mail or courier or any other means, when actually delivered.

          11.11     Expenses.  Except as otherwise
expressly provided in this Agreement, each of the parties shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of its investment bankers, accountants and counsel.

          11.12     Remedies.  To the extent permitted
by Law, and except as otherwise expressly provided herein to the contrary, all rights and remedies existing under this Agreement and any Related Agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

          11.13     Attorneys' Fees.  In the event of
any Action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such Action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.
The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

          11.14     Representation by Counsel;
Interpretation. The parties each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.
The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

          11.15     Severability.  If any provision of
this Agreement is determined to be invalid, illegal or unenforceable by any Governmental
Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

          11.16     Calendar Days; Holidays.  All
references made in this Agreement to the word
"days," whether for notices, schedules or other miscellaneous time limits, shall at all times herein be deemed to mean calendar days, unless specifically referenced as Business
Days. When performance of an obligation or satisfaction of a condition set forth in this Agreement is required on or by a date that is a Saturday, Sunday, or a legal holiday, such performance or satisfaction shall instead be required on or by the next Business Day following that Saturday, Sunday or holiday, notwithstanding any other provision of this Agreement.

          11.17     Effectiveness.  Notwithstanding any
provision herein to the contrary, this
Agreement shall be effective and binding upon the parties only upon issuance of the Approval
Order (except for the provisions of Section
6.7, which shall be effective and binding upon the parties upon the execution and delivery of this Agreement).

          11.18     Disclosure Schedule.  The parties
acknowledge that with respect to information required under this Agreement to be provided
(as distinguished from information
constituting exceptions to Seller's
representations and warranties), Sections
2.1(a), 4.8, and 4.10(d) of the Disclosure
Schedule are incomplete. Seller shall, with respect to information called for by Sections
2.1(a) and 4.10(d) of the Disclosure Schedule, deliver, and, with respect to information called for by Section 4.8 of the Disclosure
Schedule, Seller shall use commercially
reasonable efforts to deliver, to Buyer and its counsel complete and final versions of such Sections of the Disclosure Schedule as soon as practicable but in any event not later than 5:00 p.m. PDT on Friday, April 28.

          IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.


     LAMONTS APPAREL, INC.


     By:  /s/ Alan R. Schlesinger
         Title:  CEO

       GOTTSCHALKS INC.


     By:  /s/ Michael S. Geele
     Title:   Senior Vice President and
               Chief Financial Officer


                   EXHIBIT A

      FORM OF BILL OF SALE AND ASSIGNMENT


          For good and valuable consideration,
receipt of which is hereby acknowledged, and pursuant to that certain Asset Purchase
Agreement dated as of April 24, 2000 (the
"Agreement;" capitalized terms used but not defined herein being used herein as therein defined) by and between LAMONTS APPAREL, INC., a Delaware corporation ("Seller"), and
GOTTSCHALKS INC., a Delaware corporation
("Buyer"), and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, convey, grant, assign and transfer to Buyer all of its right, title and interest in and to the Purchased Assets including, but not limited to, those listed on
Schedule 1 hereto.

          IN WITNESS WHEREOF, Seller has
caused this Bill of Sale and Assignment to be executed this _____ day of ______________,
2000.



           LAMONTS APPAREL, INC.



By:___________________________

Name:________________________

Title:__________________________


                  SCHEDULE 1
                      to
          BILL OF SALE AND ASSIGNMENT


                   (To Come)





                   EXHIBIT B


  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


          This ASSIGNMENT AND ASSUMPTION
AGREEMENT is entered into as of
                   __, 2000 by and between
LAMONTS APPAREL, INC., a Delaware corporation
("Seller"), and GOTTSCHALKS INC., a Delaware corporation ("Buyer").

              W I T N E S S E T H

          WHEREAS, pursuant to that certain
Asset Purchase Agreement dated as of April 24,
2000 (the "Agreement;" capitalized terms used but not defined herein being used herein as therein defined) by and between the parties hereto, Seller desires to transfer to Buyer, and Buyer desires to acquire from Seller, Seller's interest in the Assumed Mall
Agreements and the Assumed Contracts.

          NOW THEREFORE, in consideration of
the transfer contemplated hereby and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

          1.  Seller hereby assigns and
transfers to Buyer, and Buyer accepts the assignment and transfer of, all of Seller's right, title and interest in, to and under the Assumed Mall Agreements and the Assumed
Contracts, and Buyer assumes and undertakes to perform Seller's obligations under the Assumed
Mall Agreements and the Assumed Contracts, but only if and to the extent that the same arise after the Closing Date.

          2.  This Agreement shall be governed
by and construed in accordance with the laws of the State of Washington.

          IN WITNESS WHEREOF, Seller and Buyer
have caused this Assignment and Assumption
Agreement to be executed as of the date first above written.

          LAMONTS APPAREL, INC.



By:___________________________

Name:________________________

Title:__________________________


          GOTTSCHALKS INC.



By:___________________________

Name:________________________

Title:_________________________


                   EXHIBIT C

    FORM OF LEASE ASSIGNMENT AND ASSUMPTION
                   AGREEMENT



RECORDING REQUESTED BY
AND WHEN RECORDED RETURN
TO:

     _______________________
     _______________________
     _______________________
     _______________________
     Attn:  __________________
______________________________________________
_____________________

   LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS LEASE ASSIGNMENT AND ASSUMPTION
AGREEMENT (this "Assignment") is made as of the ______________________ day of
_____________, 2000, by and between LAMONTS
APPAREL, INC., a Delaware corporation
("Assignor"), and GOTTSCHALKS INC., a Delaware corporation ("Assignee"). Terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset
Purchase Agreement dated April 24, 2000, by and between Assignor and Assignee (the
"Agreement").

             W I T N E S S E T H :

          WHEREAS, pursuant to the Agreement,
Assignor has agreed to assign, transfer and convey and Assignee has agreed to acquire and accept the interest of Assignor under the leases described on Exhibit 1 attached hereto
(the "Leases"), which Leases relate to that certain real property described on Exhibit 2 attached hereto; and

          WHEREAS, Assignee has agreed under
the Agreement to assume Assignor's obligations to perform under the Leases, but only if and to the extent that the same arise after the Closing Date.

          NOW, THEREFORE, with reference to
the foregoing recitals, which are incorporated herein by this reference and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1.   Assignor does hereby assign,
grant, transfer and convey to Assignee all of its right, title and interest as lessee under the Leases.

          2.   Assignee accepts the foregoing
assignment and assumes Seller's obligations to perform under the Leases, but only if and to the extent that the same arise after the Closing Date.

          3.   Assignor shall not further
assign, grant, transfer, sell, convey,
mortgage, pledge or otherwise encumber all or any portion of its interest in the Leases.
Any attempted further assignment, grant, transfer, sale, conveyance, mortgage, pledge or other encumbrance, whether made voluntarily or otherwise, shall be void and of no effect.

          4.   The persons executing this
Assignment hereby represent and warrant that they are duly authorized to execute and deliver this Agreement on behalf of Assignor or Assignee, as the case may be.

          5.   This Assignment may be executed
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

          IN WITNESS WHEREOF, the parties
hereto have caused this Assignment to be executed as of the date first above written.

                         "Assignor"

                         LAMONTS APPAREL, INC.

                         By
                         Name:
                         Title:


                         "Assignee"

                         GOTTSCHALKS INC.

                         By
                         Name:
                         Title:




   EXHIBIT 1 (to Exhibit C of Asset Purchase
                  Agreement)

                   THE LEASE



            [insert copy of Lease]
   EXHIBIT 2 (to Exhibit C of Asset Purchase
                  Agreement)

            DESCRIPTION OF PROPERTY



 [Use only if Exhibit 1 does not include this
                 information]

                   EXHIBIT D

      FORM OF LESSOR ESTOPPEL CERTIFICATE


Gottschalks Inc.
7 River Park Place East
Fresno, California  92729
Attn:  ___________________

          RE:  [reference lease] (the "Lease")
               with respect to certain
               premises (the "Leased
               Premises)") in the [reference
               mall and location] (the
               "Shopping Center")

          The undersigned (the "Landlord"),
the landlord under the Lease covering the Leased Premises, has been informed by Lamonts
Apparel, Inc. ("Lamonts"), the tenant under the Lease, that Lamonts has assigned or will assign the Lease to Gottschalks Inc.
("Gottschalks") and that Gottschalks has assumed or will assume the obligations of Lamonts under the Lease (collectively, the "Assignment").

          As a condition precedent to the
Assignment, Gottschalks is requiring and will be relying on this landlord estoppel certificate (this "Certificate").
Accordingly, Landlord hereby certifies to
Gottschalks the following to Landlord's best knowledge as of the date hereof:

          1.   Landlord is the lessor under
the Lease, pursuant to which Lamonts leases the Leased Premises. The Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived [except as described in the reference line of this letter].

          2.   The lease is valid and in full
force and effect on the date hereof. Landlord does not have any other agreements with Lamonts with respect to the Lease or the Leased Premises.

          3.   Lamonts is the current tenant
under the Lease.  All rents or other sums
(including, but not limited to, taxes,
utilities, maintenance fees, and insurance) due and payable under the Lease have been paid through the date of this Certificate. No rents or other charges (including, but not limited to, taxes, utilities, maintenance fees and insurance) have been prepaid, other than as provided in the Lease.

          4.   No event has occurred and no
condition exists that constitutes, or that would constitute with the giving of notice or the lapse of time or both, a default by Landlord or by Lamonts under the Lease.
Landlord has no existing credits, defenses, offsets or counterclaims against the enforcement of the Lease by Lamonts.

          5.   All work required to be
performed by Lamonts under the Lease has been completed, and all conditions of the Lease required to be satisfied by Lamonts have been satisfied, other than ongoing obligations such as the payment of rent.

          6.   The term of the Lease is
_____________.

          7.   The security deposit held by
the Landlord under the Lease is $________.

          8.   Landlord has no knowledge of
and has received no notice of any assignment, hypothecation and pledge of Lamonts' interest in the Lease (other than the "Assignment").

          9.   Landlord has not received any
notice of any present violation of any laws, regulations or ordinances relating to the use or condition of the Leased Premises or the Shopping Center.

          10.  Landlord does not currently
engage in or permit, and has not in the past engaged in or permitted, within or upon the Leased Premises or the Shopping Center, any use or disposal of any toxic or hazardous substances which are regulated under any federal, state, county or municipal laws, regulations or ordinances, other than minimal, non-reportable quantities of substances used in the ordinary course of business. To
Landlord's knowledge, no occupant of any portion of the Shopping Center has used or disposed of any toxic or hazardous substances on the Shopping Center premises, other than minimal, non-reportable quantities of substances used by such occupant in the ordinary course of business.

          11.  Landlord is not the subject of
any voluntary actions or, to Landlord's
knowledge, involuntary actions under any insolvency or bankruptcy laws.

          12.  This Certificate binds Landlord
and its representatives, successors and
assigns. Landlord shall notify all successor owners, assignees and mortgagees of the existence and terms of this Certificate.
Landlord understands that Gottschalks is relying upon the truth of the statements made in this Certificate in entering into the Assignment, and this Certificate shall inure to the benefit of Gottschalks, Lamonts and their respective representatives, successors and assigns. The undersigned has the power and authority to render this certificate on behalf of Landlord.

Date: ___________, 2000


"LANDLORD"
                                  [NAME OF
LANDLORD]



By:_________________________
Name:
Title:


                   EXHIBIT E

          FORM OF LANDLORD AGREEMENT


          CONGRESS FINANCIAL CORPORATION, a
Delaware corporation ("Lender") has entered into financing agreements with Gottschalks
Inc., a Delaware corporation ("Debtor")
pursuant to which Lender has been granted a security interest in any or all of Debtor's or its affiliates' personal property, including, but not limited to, inventory and equipment
(hereinafter "Personal Property").  For
purposes of this landlord agreement (this
"Agreement"), the term "Personal Property" does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some or part of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at [location], the legal description of which is attached as Exhibit A (the "Premises"). The undersigned is the owner or lessor of the Premises.

          The undersigned agrees as follows:

          1.   The undersigned waives and
relinquishes any landlord's lien, rights or levy or distraint, claim, security interest or other interest the undersigned may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

          2.   The Personal Property may be
installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

          3.   Lender, at its option, may
enter and use the Premises for the purposes of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date Lender enters the Premises for a period of up to ninety (90) days after the receipt by Lender of written notice from the undersigned directing removal of the Personal Property; provided, that (a) for each day that Lender uses the Premises pursuant to the rights granted to it hereunder, unless the undersigned has otherwise been paid rent in respect to any of such period, Lender shall pay the regularly scheduled rent provided under the lease relating to such Premises between the undersigned and Debtor (the "Lease"), prorated on a per diem basis to be determined on a thirty (30) day month, without hereby assuming the Lease or incurring any other obligations of Debtor and (b) any damage to the Premises caused by Lender or its representatives will be repaired by Lender at its sole expense.

          4.   The undersigned agrees to send
notice in writing of any default under the Lease to:

                    Congress Financial
                    Corporation
                    251 South Lake Avenue,
                    Suite 900
                    Pasadena, California 91101
                    Attention:  Kristine Metchikian

Upon receipt of such notice, Lender shall have the right, but not the obligation, to cure such default within ten (10) days thereafter.
Any payment made or act done by Lender to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor.

          5.   This waiver may not be changed
or terminated orally or by a course of conduct and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Lender and the successors and assigns of Lender.

          6.   LANDLORD WAIVES ANY RIGHT TO A
JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION
ARISING OUT OF THIS AGREEMENT.

          Dated this ____ day of ____________,2000.

                                   [LANDLORD]


                                   By:________
                                   Name:
                                   Title:


                   EXHIBIT F

  FORM OF MALL AGREEMENT ESTOPPEL CERTIFICATE


     FORM OF ESTOPPEL CERTIFICATE FOR MALL
                  AGREEMENTS

TO:  Gottschalks Inc.
     7 River Park Place East
     Fresno, California 93729
     Attn:

     Re:  Reciprocal   Easement  Agreement - [name     of    shopping
          center] (the "Shopping Center"), [city],Washington


          The undersigned has been informed by
Lamonts Apparel, Inc. ("Lamonts") that
Gottschalks Inc. ("Gottschalks") intends to purchase certain assets of Lamonts (the
"Acquisition").  Lamonts presently
[owns/leases] and operates a department store in the Shopping Center. After the Acquisition, Gottschalks will continue to operate the department store currently operated by Lamonts in the Shopping Center.
The department store will be operated under the trade name "Gottschalks".

          The Shopping Center premises are
encumbered and benefited by that certain
[title of reciprocal easement agreement] described in Schedule 1 hereto (the "REA").
As a condition precedent to the Acquisition, Gottschalks is requiring and will be relying on this Estoppel Certificate (this
"Certificate").

          The undersigned, a "Party" to the
REA [and a party to the Additional Agreement described in Schedule 2 hereto (the
"Additional Agreement")], hereby confirms, as of the date of this Certificate, as follows:

          1.   To the knowledge of the
          undersigned, no party is in default
          under the REA [or the Additional
          Agreement].

          2.   There has been no assignment,
          modification or amendment of the REA
          [or the Additional Agreement].

          3.   The REA [and the Additional
          Agreement] [is/are] in full force
          and effect.

          This Certificate is for the benefit
of and may be relied upon by Gottschalks and its successors and assigns from time to time.




Very truly yours,


By:
Name:
Title:


Date: ____________________, 2000


                  SCHEDULE 1


              Description of REA


          [Insert description of REA]


                 [SCHEDULE 2]


     [Description of Additional Agreement]


[[Insert description of Additional Agreement]]

                   EXHIBIT G

   FORM OF SUBORDINATION, NONDISTURBANCE AND
             ATTORNMENT AGREEMENT




PREPARED BY AND
RETURN TO WHEN RECORDED:

Gottschalks Inc.
7 River Park Place East
Fresno, California 93729
Attn:



 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
                   AGREEMENT

          THIS AGREEMENT is made and entered
into as of the _____ day of ____________,
2000, by and between
_____________________________ ("Lender") and
GOTTSCHALKS INC., 7 River Park Place East,
Fresno, California 93729 ("Tenant").

                  WITNESSETH:

          WHEREAS, by the lease described on
Schedule 1 hereto (the "Lease"), the Tenant has leased from ______________________
("Landlord") certain premises ("Premises") located in the City of _____________, County of _______________, State of ______________,
which Premises are legally described on
Schedule 2 attached hereto, together with and subject to various easements and rights as referenced in the Lease.

          WHEREAS, Lender is the holder of a
[deed of trust and assignment of rents] on the Premises, given to the Lender by Landlord, dated as of ___________ ____, 19___, recorded in the Official Records of ______________
County, _______________ as Instrument No.
_____________ (collectively referred to herein with any other documents securing the debt secured by the deed of trust as the "Mortgage").

          NOW, THEREFORE, in consideration of
the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Lender hereby consents to the
Lease.  The Lease and all extensions,
renewals, replacements or modifications
thereof are and shall be subject and
subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

          2.   Tenant shall attorn to and
recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

          3.   If it becomes necessary to
foreclose the Mortgage, Lender shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease.

          4.   Nothing herein contained shall
impose any obligations upon Lender to perform any of the obligations of Landlord as landlord under the Lease, unless and until Lender shall become owner or lender in possession of the Premises.

          5.   Any notice required or desired
to be given under this Agreement shall be in writing and shall be deemed given (a) upon receipt if delivered personally; (b) two (2) business days after being deposited into the U.S. mail if being sent by certified or registered mail, return receipt requested, postage prepaid; or (c) one (1) business day after being sent by reputable overnight courier service (e.g., Federal Express,
Airborne, etc.) with guaranteed overnight delivery, and addressed as follows:

               If       to       Lender:

               If to Tenant:       GOTTSCHALKS INC.
                                   [Store Address]

                                   Attn:  Manager

               With a copy to:     GOTTSCHALKS INC.
                                   7  River  Park Place East
                                   Fresno, California 93729
                                   Attn:   General Counsel

          6.   This Agreement shall be binding
upon and inure to the benefit of any person or entity acquiring rights to the Premises by virtue of the Mortgage, and the successors, administrators and assigns of the parties hereto.

          [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto
have executed these presents as of the day and year first above written.



LENDER:

By:
Name:
Title:


TENANT:               GOTTSCHALKS INC.,
                      a    Delaware corporation

By:
Name:
Title:

State of___________           )
                              ) SS.
County of _______________     )



On ______________________, 2000 before me,
___________________________, personally
appeared
______________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


Signature     ________________________________
(Seal)





State of Washington      )
                         ) SS.
County of ___________________)



On ______________________, 2000 before me,
___________________________, personally
appeared
______________________________________,
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


Signature     ________________________________
(Seal)





                  SCHEDULE 1
             Description of Lease


         [Insert description of Lease]


                  SCHEDULE 2
            Description of Premises


       [Insert description of Premises]


                   ARTICLE I
                  DEFINITIONS

     1.1  General Provisions                                   1
     1.2  Specific Provisions                                  1

                  ARTICLE II
    PURCHASE AND SALE OF ASSETS; ASSUMPTION
                OF LIABILITIES

     2.1  Purchase and Sale of Assets                          5
     2.2  Assumed Liabilities                                  6
     2.3  No Other Assets Purchased or
          Liabilities Assumed                                  6

                  ARTICLE III
            PURCHASE PRICE; CLOSING

     3.1  Total Purchase Price; Cash
          Portion; Allocation                                  6
     3.2  Closing                                              7
     3.3  Items to be Delivered at the
          Closing by Seller                                    7
     3.4  Items to be Delivered at the
          Closing by Buyer                                     7
     3.5  Circumstances Under Which
          Certain Assumed Contracts May
          Be Excluded                                          8

                  ARTICLE IV
   REPRESENTATIONS AND WARRANTIES OF SELLER

     4.1  Organization and Related
          Matters                                              8
     4.2  Leases, Mall Agreements and
          Assumed Contracts                                    8
     4.3  Title                                                9
     4.4  Authorization;No Conflicts                          10
     4.5  Condition of Property                               10
     4.6  Legal Proceedings; Labor
          Matters                                             10
     4.7  Insurance                                           11
     4.8  Permits                                             11
     4.9  Compliance with Law;
          Environmental Matters                               11
     4.10 Employee Benefits                                   11
     4.11 Year 2000 Compliance                                12
     4.12 No Brokers or Finders                               13

                   ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF BUYER

     5.1  Organization and Related
          Matters                                             13
     5.2  Authorization; No Conflicts                         13
     5.3  Ability to Perform                                  14
     5.4  No Brokers or Finders                               14

                  ARTICLE VI
               INTERIM COVENANTS

     6.1  Access                                              14
     6.2  Notice of Certain Developments                      14
     6.3  Conduct of Business                                 14
     6.4  Permits and Approvals; Lease
          and Mall Agreement Cure
          Payments                                            15
     6.5  Prorations; Sales and Transfer
          Taxes                                               16
     6.6  Certain Employee Matters                            16
     6.7  Acquisition Proposals; Minimum
          Overbid Proposals; Expense
          Reimbursement                                       17

                  ARTICLE VII
   GENERAL CONDITIONS TO OBLIGATIONS OF THE
                    PARTIES

     7.1  General Conditions                                  18

                 ARTICLE VIII
      CONDITIONS TO OBLIGATIONS OF BUYER

     8.1  Conditions to Obligations of
          Buyer                                               18

                  ARTICLE IX
      CONDITIONS TO OBLIGATIONS OF SELLER

     9.1  Conditions to Obligations of
          Seller                                              19

                   ARTICLE X
     TERMINATION OF OBLIGATIONS; SURVIVAL

     10.1 Termination of Agreement                            19
     10.2 Effect of Termination                               20
     10.3 Survival of Representations and
          Warranties                                          20

                  ARTICLE XI
                    GENERAL

     11.1 Amendments; Waivers                                 20
     11.2 Disclosure Schedule; Buyer
          Disclosure Schedule; Exhibits;
          Integration                                         20
     11.3 Best Efforts; Further
          Assurances; Power of Attorney                       20
     11.4 Governing Law                                       21
     11.5 No Assignment                                       21
     11.6 Headings                                            21
     11.7 Counterparts                                        21
     11.8 Publicity and Reports                               21
     11.9 Parties in Interest                                 21
     11.10Notices                                             21
     11.11Expenses                                            23
     11.12Remedies                                            23
     11.13Attorneys' Fees                                     23
     11.14Representation by Counsel; Interpretation           23
     11.15Severability                                        23
     11.16Calendar Days; Holidays                             24
     11.17Effectiveness                                       24
     11.18Disclosure Schedule                                 24



EXHIBITS

A         Form of Bill of Sale and Assignment
B         Form of Assignment and Assumption Agreement
C         Form of Lease Assignment and Assumption Agreement
D         Form of Lessor Estoppel Certificate
E         Form of Landlord Agreement
F         Form of Mall Agreement Estoppel Certificate
G         Form of Subordination,Nondisturbance and Attornment Agreement


















           ASSET PURCHASE AGREEMENT

                  dated as of

                APRIL  24, 2000

                by and between

             LAMONTS APPAREL, INC.

                      and

               GOTTSCHALKS INC.